Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Angie’s List, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints William S. Oesterle and Thomas R. Fox, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a registration statement on Form S-8 related to the registration of additional shares of the Company’s common stock under the Company’s Amended and Restated Omnibus Incentive Plan under the Securities Act of 1933, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto (including post-efffective amendments), and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such registration statement shall comply with the Securities Act of 1933, as amended, and the applicable requirements of the Securities and Exchange Commission in respect thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date
/s/ William S. Oesterle
______________________________ William S. Oesterle	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2013
/s/ Thomas R. Fox
______________________________ Thomas R. Fox	Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2013
/s/ John W. Biddinger
______________________________ John W. Biddinger	Director	October 15, 2013
/s/ Mark Britto
______________________________ Mark Britto	Director	October 15, 2013
/s/ John H. Chuang
______________________________ John H. Chuang	Director	October 15, 2013
/s/ Angela R. Hicks-Bowman
______________________________ Angela R. Hicks-Bowman	Director	October 15, 2013
/s/ Steven M. Kapner
______________________________ Steven M. Kapner	Director	October 15, 2013
/s/ Keith J. Krach ______________________________ Keith J. Krach	Chairman of the Board	October 15, 2013
/s/ Michael S. Maurer
______________________________ Michael S. Maurer	Director	October 15, 2013
/s/ Roger H. Lee
______________________________ Roger H. Lee	Director	October 15, 2013
/s/ Susan Thronson
______________________________ Susan Thronson	Director	October 15, 2013

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